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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 24, 2007.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0323555 (I.R.S. Employer Identification No.)

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Timothy Marquez
Chairman and Chief Executive Officer
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
 John Elofson
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Primary Offering(1),(2): Common Stock Debt Securities Preferred Stock Warrants

Total Primary Offering(3)	$500,000,000		$500,000,000	$15,350(4)

Secondary Offering(5): Common Stock(2)	2,500,000	$19.53(6)	$48,825,000(6)	$1,499

Total			$548,825,000	$16,849(7)

(1)
Venoco, Inc. may offer and sell from time to time common stock, debt securities, preferred stock and warrants. Subject to note 3 below, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, debt securities, preferred stock and warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, debt securities, preferred stock or warrants.

(2)
The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of common stock of Venoco, Inc. that may become issuable as a result of any stock split, stock dividend or similar event.

(3)
The amount shown represents the initial offering price of all securities to be sold by Venoco, Inc. up to an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in foreign currencies. For debt securities issued with original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities. The proposed maximum aggregate offering price for each class of securities to be registered is not included pursuant to General Instruction II.D. of Form S-3.

(4)
Pursuant to Rule 457(o) under the Securities Act, the registration fee for the primary offering has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(5)
The selling stockholders may offer and sell from time to time up to an aggregate of 2,500,000 shares of common stock of Venoco, Inc.

(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock on the New York Stock Exchange on May 21, 2007.

(7)
Venoco, Inc. previously filed a Registration Statement on Form S-1 (Registration No. 333-130478) with the Securities and Exchange Commission on December 20, 2005 (as modified by pre-effective amendments, the last of which was filed on November 16, 2006, the "Prior Registration Statement"). An amount equal to $188,070,500 of common stock remains unsold under the Prior Registration Statement. A filing fee of $20,124 was paid in connection with such unsold common stock at the time the Prior Registration Statement was filed. Pursuant to Rule 457(p) under the Securities Act, the $20,124 filing fee for such unsold common stock under the Prior Registration Statement is being offset against the entire $16,849 filing fee currently due in connection with this Registration Statement. The remaining unused $3,635 may be used to offset future registration fees in accordance with Rule 457(p).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated May 24, 2007

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

$500,000,000

COMMON STOCK PREFERRED STOCK	DEBT SECURITIES WARRANTS

2,500,000

SHARES OF COMMON STOCK

        We may offer and sell from time to time common stock, debt securities, preferred stock and warrants to purchase any of the other securities that may be sold under this prospectus, in one or more transactions, with a maximum aggregate offering price of $500,000,000.

        The selling stockholders, a family trust and a private charitable foundation affiliated with our Chief Executive Officer, may offer and sell from time to time up to an aggregate of 2,500,000 shares of common stock owned by them. We will not receive any proceeds from sales of common stock by the selling stockholders.

        This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell any of these securities, you will be provided with one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference," before you invest in our securities.

        We and the selling stockholders may sell securities directly to you or through agents, underwriters or dealers. If agents, underwriters or dealers are used to sell the securities, they will be named and their compensation described in a prospectus supplement. The net proceeds we expect to receive from sales will be described in the prospectus supplement.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol "VQ."

        For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the relevant prospectus supplement and the documents we incorporate by reference in this prospectus and the prospectus supplement. Also, please read "Cautionary Statement Regarding Forward-Looking Statements."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2007.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
THE COMPANY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process on Form S-3. See "Where You Can Find More Information" and "Information Incorporated By Reference." Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000, and the selling stockholders may sell up to 2,500,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time that securities are sold pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering and a discussion of the material U.S. federal income tax considerations relating to the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in "Where You Can Find More Information" and "Information Incorporated by Reference" before you invest. This prospectus may be used to sell securities only if it is accompanied by a prospectus supplement.

        You should rely only on the information contained in this prospectus and in any relevant prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Except as otherwise indicated or where the context otherwise requires, the terms "Venoco," "we," "our," "ours" and "us" as used in this prospectus refer to Venoco, Inc. and its subsidiaries collectively.

THE COMPANY

        We are an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. Our principal properties are located offshore southern California, onshore in California's Sacramento Basin and onshore along the Gulf Coast of Texas. According to reserve reports prepared by Netherland, Sewell & Associates, Inc. and DeGolyer & MacNaughton, we had proved reserves of approximately 87.9 MMBOE as of December 31, 2006, of which 56% were oil and 58% were proved developed.

        We maintain our principal executive offices at 370 Seventeenth Street, Denver, Colorado 80202, Suite 3900, and our telephone number is (303) 626-8300. Our website can be found at www.venocoinc.com. The information on our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider the specific risks set forth in "Risk Factors" in the relevant prospectus supplement and in any of our filings with the SEC incorporated by reference in this prospectus or any relevant prospectus supplement before making an investment decision. See "Where You Can Find More Information" and "Information Incorporated by Reference."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated herein by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A prospectus supplement, and information incorporated by reference therein, may also contain such forward-looking statements. The use of any statements containing the words "anticipate," "intend," "believe," "estimate," "project," "expect," "plan," "should" or similar expressions are intended to identify such statements. Forward-looking statements relate to, among other things:

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  our future financial position, including cash flow and anticipated liquidity;

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  amounts and nature of future capital expenditures;

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  acquisitions and other business opportunities;

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  operating costs and other expenses;

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  wells to be drilled or reworked;

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  oil and natural gas prices and demand;

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  exploitation, development and exploration prospects;

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  asset retirement obligations;

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  estimates of proved oil and natural gas reserves;

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  reserve potential;

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  development and infill drilling potential;

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  expansion and other development trends in the oil and natural gas industry;

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  business strategy;

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  production of oil and natural gas;

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  transportation of the oil and natural gas we produce;

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  planned or possible asset sales or dispositions; and

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  expansion and growth of our business and operations.

        Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading "Risk Factors" and elsewhere in documents incorporated in this prospectus by reference and will be so included in any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

        Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

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  acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

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  competition for available properties and the effect of such competition on the price of those properties;

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  oil and natural gas prices;

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  risks related to our level of indebtedness;

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  our ability to replace oil and natural gas reserves;

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  loss of senior management or technical personnel;

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  risks arising out of our hedging transactions;

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  our inability to access oil and natural gas markets due to operational or transportation-related impediments;

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  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations;

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  inaccuracy in reserve estimates and expected production rates;

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  exploitation, development and exploration results, including from enhanced recovery activities;

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  costs related to asset retirement obligations;

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  a lack of available capital and financing;

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  the potential unavailability of drilling rigs and other field equipment and services;

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  the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

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  difficulties involved in the integration of operations we have acquired or may acquire in the future;

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  general economic, market or business conditions;

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  factors affecting the nature and timing of our capital expenditures, including the availability of service contractors and equipment, permitting issues, weather and limits on the number of activities that can be conducted at any one time on our offshore platforms;

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  the impact and costs related to compliance with or changes in laws or regulations governing our oil and natural gas operations;

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  environmental liabilities;

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  risk factors discussed in any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement; and

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  other factors, many of which are beyond our control.

        Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus and the relevant prospectus supplement will be used for (i) exploration, exploitation and development of our properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes. If any material part of the proceeds is to be used to repay outstanding indebtedness, the relevant prospectus supplement will provide information regarding the amount being prepaid, the date of and reason for incurrence of such indebtedness, the maturity of such indebtedness and the interest rate on such indebtedness.

        We will not receive any proceeds from sales of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended December 31,					Quarter Ended March 31, 2007
2002	2003	2004	2005	2006
1.4X	6.2X	7.2X	2.6X	1.7X	(1)

(1)
Earnings were insufficient to cover fixed charges by $17.0 million for the quarter ended March 31, 2007.

        We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

SELLING STOCKHOLDERS

        The selling stockholders are (i) the Marquez Trust, a family trust the trustees of which are Timothy Marquez, our Chairman and CEO, and his wife, Bernadette Marquez, and (ii) the Marquez Foundation, a private charitable foundation the directors of which are Mr. and Mrs. Marquez. As of March 31, 2007, the Marquez Trust owned 26,431,150 shares of our common stock, representing approximately 61.5% of our outstanding common stock as of that date, and the Marquez Foundation owned 2,500,000 shares of our common stock, representing approximately 5.8% of our outstanding common stock as of that date. We entered into a registration rights agreement with the Marquez Trust in August 2006 pursuant to which the trust has the right to, among other things, include some or all of its shares in registration statements we file subject to certain conditions. The registration statement of which this prospectus is a part is being filed by us and the trust has exercised its right to include a portion of its shares in the registration statement. We have agreed to include shares of common stock held by the Marquez Foundation in the registration statement of which this prospectus is a part on the same terms and conditions as shares included by the Marquez Trust, provided that the aggregate number of shares to be included by the trust and the foundation does not exceed 2,500,000. In addition, the trust and the foundation have agreed that, in the first underwritten offering of common stock by us under the registration statement (if any), the maximum aggregate number of shares they will sell in the offering will not exceed 10% of the number of shares of common stock we sell in the offering.

        The selling stockholders may sell all, some or none of the shares being registered pursuant to this prospectus and a relevant prospectus supplement, subject to the limits described above. The amount of any shares to be sold by the selling stockholders and the amount of shares to be held by the selling stockholders following an offering, together with the selling stockholders' percentage ownership of our common stock after the offering, will be reflected in a prospectus supplement.

        In addition to the shares described above, as of March 31, 2007, Timothy Marquez also owned 205,882 shares of restricted stock granted pursuant to our 2005 stock incentive plan. Timothy Marquez will not in his personal capacity sell securities pursuant to this prospectus or any related prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling stockholders may sell securities under this prospectus and the relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we and the selling stockholders may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We and the selling stockholders may also use a combination of any of the foregoing methods of sale. We and the selling stockholders may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We and the selling stockholders may offer securities in the same offering or in separate offerings.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling stockholders may also purchase securities and re-offer them to the public by one or more of the methods described above.

        The relevant prospectus supplement will set forth the terms of the offering of the securities, including the following:

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  the name or names of any underwriters, dealers or agents;

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  the offeror(s) of the securities;

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  the public offering price and the proceeds which we and/or the selling stockholders will receive from the sale;

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  the underwriting discounts and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any securities exchanges on which the securities of a class or series may be listed.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus, including the costs, fees and expenses of the selling stockholders in any underwritten offering, except for underwriting commissions and fees attributable to sales by the selling stockholders.

        Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions we or the selling stockholders pay to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" as that term is defined in the Securities Act of 1933 (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We and the selling stockholders may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act.

        Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange if the securities are listed on that exchange or in the over-the-counter market or otherwise.

        Persons participating in the sale or distribution of the securities may be subject to applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, including Regulation M. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of us, the selling stockholders and our respective affiliates. Furthermore, Regulation M may restrict the ability of any person participating in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        Each class or series of securities sold under this prospectus, other than our common stock, will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell common stock from time to time through any of the methods of sale, or any combination of such methods of sale, described above.

        As described in "Selling Stockholders," the Marquez Trust and the Marquez Foundation have agreed that, in the first underwritten offering of common stock by us under the registration statement of which this prospectus is a part (if any), the maximum aggregate number of shares they will sell in the offering will not exceed 10% of the number of shares of common stock we sell in the offering.

        The selling stockholders may also sell shares of common stock in transactions exempt from the registration requirements of the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

        From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling stockholders.

        We will not receive any proceeds from sales of any securities by the selling stockholders. We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

        The debt securities offered by this prospectus will be issued under one or more indentures between us and a trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. Any such indenture will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act. The debt securities will be either senior or subordinated debt. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. You should carefully read the summary below, the relevant prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our debt securities. For purposes of this summary, the terms "we," "our," "ours" and "us" refer only to Venoco and not to any of our subsidiaries.

        We may issue debt securities at any time and from time to time in one or more series under the indentures. The indentures will give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. The indentures may not limit the amount of debt securities or other unsecured debt which we or our subsidiaries may issue.

General

        The senior debt securities will rank equally with all of our other senior debt. The subordinated debt securities will be subordinated and junior to all senior indebtedness. The debt securities may be secured or unsecured.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement and a supplemental indenture relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities;

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  the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

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  the date or dates, or the method of determining the dates, on which the debt securities will mature;

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  the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates and the regular record dates;

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  whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

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  the terms of subordination of any series of subordinated debt;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  if a debt security is issued with original issue discount, the yield to maturity;

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  the places where payments may be made on the debt securities;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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    sell or otherwise dispose of assets;

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    enter into sale/leaseback transactions;

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    engage in transactions with stockholders or affiliates;

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    issue or sell stock of our subsidiaries;

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities including provisions relating to original discount securities, if offered;

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  whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

  •
  information describing any book-entry features;

  •
  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

  •
  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

  •
  if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the method of determining the amount of any payments on the debt securities which are linked to an index;

  •
  whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the relevant prospectus supplement, (i) the debt securities will be registered debt securities and (ii) debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.

        If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Subordination

        Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, whether existing at the date of the subordinated indenture or subsequently incurred. The subordinated indenture will provide that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

  •
  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  •
  we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

        The subordinated indenture will not limit the amount of senior debt that we may incur.

        Unless we state otherwise in a prospectus supplement, "senior debt" will be defined in the subordinated indenture to include all notes or other evidences of indebtedness, including guarantees given by us, for money borrowed by us, including principal of and any interest or premium on such amounts, whether incurred on, before or after the date of the subordinated indenture, that is not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency we maintain for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts.

Payment and Paying Agent

        Unless we otherwise indicate in the relevant prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we otherwise indicate in the relevant prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the relevant prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Consolidation, Merger, Sale or Conveyance

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that:

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

  •
  immediately after giving effect to the transaction, there is no default under the applicable indenture.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Events of Default, Notice and Waiver

        Each indenture will define an event of default with respect to any class or series of debt securities as one or more of the following events:

  •
  failure to pay interest on any debt security of the class or series for 30 days;

  •
  failure to pay the principal of or any premium on any debt securities of the class or series when due;

  •
  failure to make any sinking fund payment when due;

  •
  failure to observe or perform any other covenant contained in the debt securities or the indentures, and the failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

  •
  occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture; or

  •
  any other event of default included in the relevant indenture or supplemental indenture.

Global Securities

        The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"). A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms.

        A global security may not be transferred to or registered in the name of anyone other than DTC or its nominee, unless special termination situations arise. As a result of these arrangements, DTC, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Therefore, an investor whose security is represented by a global security will not be the registered holder of the debt security, but an indirect holder of a beneficial interest in the global security. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the relevant prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that have accounts with DTC, or persons that may hold interests through those participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as DTC or its nominee is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to DTC or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and premium, if any, due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture.

        Each indenture will contain a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust;

  •
  register the transfer or exchange of the debt securities;

  •
  replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        Each indenture also will permit us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, which through the payment of principal, interest and premium, if any, under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities.

        The indentures will specify the types of U.S. government obligations that we may deposit.

        An event of default for a particular class or series of debt securities will not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

        Each indenture will require the trustee, within 90 days after the occurrence of an event of default known to it with respect to any outstanding class or series of debt securities, to give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default.

        Other than the duty to act with the required standard of care during an event of default, a trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture will provide that the holders of a majority in principal amount of outstanding debt securities of any class or series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any class or series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        Each indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other changes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. The indentures will provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. However, without the consent of each affected holder, no modification may:

  •
  extend the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or rate of interest on any debt security; or

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Replacement of Securities

        We will replace debt securities that have been mutilated at the expense of the holder upon surrender of the mutilated debt security to the security registrar, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security, the holder of the debt security may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York except to the extent the Trust Indenture Act applies.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

  •
  200 million shares of common stock, par value $.01 per share, of which 43,005,182 shares were issued and outstanding as of March 31, 2007; and

  •
  20 million shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding as of March 31, 2007.

        The rights of our stockholders will be governed by Delaware law, our amended and restated certificate of incorporation and our bylaws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

        Dividend and Liquidation Rights.    Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law (the "DGCL") also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Our existing debt agreements currently prohibit us from paying dividends on our common stock. In addition, if we were to pay dividends on our common stock, we would be obligated to make a bonus payment to each holder of stock options granted under our 2000 stock incentive plan in an amount equal to the dividend that would have been paid on the shares of common stock underlying the holder's options had those options been exercised as of the record date relating to the dividend.

        In the event of our liquidation, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

        The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

        Voting and Other Rights.    Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least 66 2/3% of our outstanding voting stock will be required to amend or repeal provisions of our certificate of incorporation relating to the number and classification of our directors, indemnification of officers and directors and certain other matters.

        No Preemptive, Conversion or Redemption Rights.    The common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to the common stock.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the terms and rights of that series, including:

  •
  the designation of the series and the number of shares to constitute the series;

  •
  the dividend rate of the series, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock, and whether such dividends will be cumulative or noncumulative;

  •
  whether the shares of the series will be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

  •
  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

  •
  whether or not the shares of the series will be convertible into or exchangeable for shares of any other class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

  •
  the extent, if any, to which the holders of shares of the series will be entitled to vote with respect to the election of directors or otherwise;

  •
  the restrictions, if any, on the issue or reissue of any additional shares of preferred stock of that series; and

  •
  the rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.

        Except as otherwise required by law or by any stock exchange, the authorized shares of preferred stock and common stock will be available for issuance without further action by you.

        We could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. We will make any determination to issue preferred stock based on our judgment as to the best interests of our company and our stockholders. In so acting, we could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-current market price of the common stock.

Authorized but Unissued Capital Stock

        Delaware law generally does not require stockholder approval for any issuance of authorized shares. However, the rules of the New York Stock Exchange generally require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares may be issued for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at a premium to prevailing market prices.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Special Stockholders' Meetings.    Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the CEO or, upon the written request of a majority of the board of directors, any of our officers.

        Classified Board of Directors.    Our certificate of incorporation provides that our board of directors is to be divided into three classes, designated as Class I, Class II and Class III. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting will be elected for a three-year term.

        Board Vacancies to be Filled by Remaining Directors and Not Stockholders.    Our certificate of incorporation provides that any vacancies on our board will be filled by the affirmative vote of the majority of the remaining directors, even if such directors constitute less than a quorum. No such vacancy will be filled by our stockholders.

        Requirements for Advance Notification of Stockholder Proposals and Director Nominations.    Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions may preclude stockholders from bringing matters before a stockholders' meeting or from making nominations for directors at a stockholders' meeting.

        Action by Written Consent.    Under our certificate of incorporation, stockholders may take action by written consent only if the action is first approved by our board of directors.

        No Cumulative Voting.    Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Delaware Anti-Takeover Law

        Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" is defined to include any person that is:

  •
  the owner of 15% or more of the outstanding voting stock of a corporation;

  •
  an affiliate or associate of a corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

  •
  an affiliate or associate of the persons described above.

        We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board because the 66 2/3% stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Neither the Marquez Trust nor its trustees, Timothy and Bernadette Marquez, will be deemed to be an interested stockholder for the purposes of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF WARRANTS

        We may issue warrants independently or together with preferred stock or common stock and may attach warrants to any offered securities. Each class or series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

        The relevant prospectus supplement will describe the terms of any warrants offered, including but not limited to the following:

  •
  the number of warrants offered;

  •
  the offering price for the warrants;

  •
  the currency or currencies in which the prices of the warrants may be payable;

  •
  the aggregate number of the warrants;

  •
  the securities or other rights for which the warrants are exercisable;

  •
  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise;

  •
  the events or conditions under which the amount of securities may be subject to adjustment;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

  •
  any material risk factors relating to such warrants;

  •
  if applicable, the identity of the warrant agent; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

        At March 31, 2007, there were no outstanding warrants to purchase any of our securities.

LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related information as of December 31, 2004 and 2005 incorporated by reference in this prospectus have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc. Estimates of our oil and natural gas reserves and related information as of December 31, 2006 incorporated by reference in this prospectus have been derived from an engineering report prepared by DeGolyer & MacNaughton with respect to certain of our properties and an engineering report prepared by Netherland, Sewell & Associates, Inc. with respect to the remainder. The estimates have been so incorporated in reliance upon the reports of those firms given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC's Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information regarding the public reference facilities. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

        We have filed with the SEC a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

  •
  our Current Reports on Form 8-K filed February 2, March 7, March 23, April 2, May 11, and May 16, 2007 (excluding information furnished pursuant to Item 2.02 or Item 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit thereto);

  •
  the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-130478), and incorporated by reference into our Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 14, 2006.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Venoco, Inc., 6267 Carpenteria Avenue, Suite 100, Carpenteria, California 93013, Attention: Secretary. The telephone number of that office is (805) 745-2100.

COMMON STOCK
DEBT SECURITIES
PREFERRED STOCK
WARRANTS

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$16,849
NASD filing fee		*
New York Stock Exchange listing fee		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Engineering fees and expenses		*
Transfer agent fees		*
Trustee fees		*
Blue sky fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be completed by amendment.

        Pursuant to our registration rights agreement with the Marquez Trust, we will pay the expenses incurred in connection with the sale and distribution of the securities being registered, but the selling stockholders will pay the underwriting commissions and fees associated with the sale of their shares in any underwritten offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article 10 of our certificate of incorporation generally provides that we will indemnify our directors and officers and certain other persons to the extent permitted by the DGCL. In addition, we have entered into an indemnification agreement with each of our directors, and an employment agreement with certain of our officers, pursuant to which we have agreed, in general, to indemnify those persons to the extent permitted by the DGCL.

        Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        As permitted by the DGCL, Article 9 of our certificate of incorporation eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

  •
  for a breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions by the director not in good faith;

  •
  for acts or omissions by the director involving intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and

  •
  for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

        See "Exhibit Index."

ITEM 17. UNDERTAKINGS

        (a)   The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)    If the Registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (ii)   If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

        (b)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e)   If and when applicable, the Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on May 24, 2007.

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Timothy M. Marquez, William S. Schneider and Terry L. Anderson, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez	Chairman and Chief Executive Officer (Principal Executive Officer)	May 24, 2007
/s/ TIMOTHY A. FICKER Timothy A. Ficker	Chief Financial Officer (Principal Financial Officer)	May 24, 2007
/s/ DOUGLAS J. GRIGGS Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	May 24, 2007
/s/ J. TIMOTHY BRITTAN J. Timothy Brittan	Director	May 24, 2007
/s/ J.C. MCFARLAND J.C. McFarland	Director	May 24, 2007

/s/ JOEL L. REED Joel L. Reed	Director	May 24, 2007
/s/ MARK A. SNELL Mark A. Snell	Director	May 24, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for Common Stock.(1)
1.2	Form of Underwriting Agreement for Preferred Stock.(1)
1.3	Form of Underwriting Agreement for Debt Securities.(1)
2.1	Agreement and Plan of Merger, dated as of March 30, 2006, by and among TexCal Energy (LP) LLC, Venoco, Inc., Bicycle Acquisition Company, LLC and Member Rep LLC (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 10-K of Venoco, Inc. filed on April 5, 2006).
3.1	Restated Certificate of Incorporation of Venoco, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 17, 2005).
3.2	Bylaws of Venoco, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 17, 2005).
4.1	Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 of Venoco, Inc. filed on September 15, 2006).
4.2	Indenture, dated as of December 20, 2004, by and among Venoco, Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Venoco, Inc. filed on March 31, 2005).
4.3	Form of Certificate representing Preferred Stock.(1)
4.4	Form of Certificate of Designation of Preferred Stock.(1)
4.5	Form of Common Stock Warrant Agreement and Certificate.(1)
4.6	Form of Preferred Stock Warrant Agreement and Certificate.(1)
4.7	Form of Senior Indenture.(1)
4.8	Form of Senior Debt Security.(1)
4.9	Form of Subordinated Indenture.(1)
4.10	Form of Subordinated Debt Security.(1)
5.1	Opinion of Davis Graham & Stubbs LLP.(2)
12.1	Computation of Ratio of Earnings to Fixed Charges.(2)
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.(2)
23.3	Consent of Netherland, Sewell & Associates, Inc.(2)
23.4	Consent of DeGolyer & MacNaughton.(2)
24.1	Power of Attorney (included on signature page of this registration statement).
25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture.(3)
25.2	Form T-1 Statement of Eligibility of Trustee for the Subordinated Indenture.(3)

(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)
Filed with this registration statement.

(3)
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.